Exhibit 4.1
                             [FORM OF FACE OF NOTE]
No.                                                                  $_______

                             MEDTOX SCIENTIFIC, INC.

                         12% SUBORDINATED NOTE DUE 2001

         MEDTOX SCIENTIFIC, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to ____________________ or registered assigns, the principal sum of __________ dollars on December 31, 2001, at the principal office of the Company in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semi-annually on June 30 and December 31 of each year, on said principal sum at said office or agency, in like coin or currency, at the rate per annum specified in the title of this Note, as more fully provided on the reverse hereof.

         Reference is made to further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Note to the prior payment in full of all Senior Indebtedness, as defined herein.

     IN WITNESS WHEREOF, MEDTOX SCIENTIFIC, INC. has caused this instrument to be executed in its corporate name by its Chairman or its Chief Executive Officer, attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.


                                           MEDTOX SCIENTIFIC, INC.



                                        By  _________________________________


Attest:



____________________________________        Dated:  __________, 1999

                                [REVERSE OF NOTE]

                             MEDTOX SCIENTIFIC, INC.

                         12% SUBORDINATED NOTE DUE 2001

1.       Interest.

         Medtox Scientific, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above semi-annually on June 30 and December 31 of each year ("Interest Payment Date"). Interest will accrue from the most recent date to which interest has been paid, unless no interest has been paid, in which case from the date of this Note. The record date for the payment of interest shall be June 15 and December 15 of each year. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.       Method of Payment.

         The Company will pay interest (except defaulted interest) to the registered holder of the Note at the close of business on the Record Date. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and any interest by its check payable in such money. It may mail an interest check to a holder's registered address.

3.       Paying Agent and Registrar.

         Initially, the Company will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

4.       Unsecured Obligation.

         This Note is a general unsecured obligation of the Company limited to the aggregate principal amount set forth on the face of this Note.

5.       No Redemption; No Sinking Fund.

         This Note may not be redeemed or repaid by the Company prior to its maturity date. This Note will not have the benefit of sinking fund payments.

         6.1      Subordination.

                  The Company, for itself and its successors and assigns, agrees and the holder by his acceptance of this Note agrees that the payment of the principal of and interest on this Note is subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness.

         6.2 Company not to Make Payments with Respect to Note in Certain Circumstances.

                  (a) Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all principal thereof and interest thereon shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holder or holders of such Senior Indebtedness, before any payment is made on account of the principal of or interest on this Note or to acquire this Note for cash or property other than capital stock of the Company.

                  (b) Upon the happening of an event of default (or if an event of default would result upon any payment with respect to this Note) with respect to any Senior Indebtedness, as such event of default is defined therein or in the instrument under which it is outstanding, permitting the holders to accelerate the maturity thereof, and, if the default is other than default in payment of the principal of or interest on such Senior Indebtedness, upon written notice thereof given to the Company by the holder or holders of such Senior Indebtedness or their respective or representatives, then, unless and until such event of default shall have been cured or waived or shall have ceased to exist, no payment shall be made by the Company with respect to the principal of or interest on this Note or to acquire this Note for cash or property other than capital stock of the Company.

         6.3 Note Subordinated to Prior Payment of all Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company.

                  Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (a) The holders of all Senior Indebtedness shall first be entitled to receive payment in full of the principal and interest due thereon before the holder of this Note is entitled to receive any payment on account of the principal of or interest (other than payment in shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding); and

                  (b) Any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized ore readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding), to which the holder of this Note would be entitled except for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness or their representative or representatives to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

                  (c) In the event that notwithstanding the foregoing provisions of this Note, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or adjustment, which stock and securities are subordinated to the payment of all Senior Indebtedness and securities received in lieu thereof which may at the time be outstanding), shall be received by the holder on account of principal of or interest on this Note before all Senior Indebtedness is paid in full, or effective provision made for its payment, such payment or distribution shall be received and held in trust for and shall be paid over to the holders of the Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, for application to the payment of such Senior Indebtedness until all such Senior Indebtedness shall have been paid in full, after giving effect to any concurrent payment or distribution or provision therefor to the holders of such Senior Indebtedness.

         6.4      Holder to be Subrogated to Right of Holders of Senior
         Indebtedness.

                  Subject to payment in full of all Senior Indebtedness, the holder of this Note shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on this Note shall be paid in full, and for the purpose of such subrogation no payments or distributions to the holders of the Senior Indebtedness by or on behalf of the Company or by or on behalf of the holders of this Note which otherwise would have been made to the holder shall, as between the Company and the holder, be deemed to be payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Note are and are intended solely for the purpose of defining the relative rights of the holder, on the one hand, and the holders of Senior Indebtedness on the other hand.

         6.5      Obligation of the Company Unconditional.

                  Nothing contained in this Note or elsewhere is intended to or shall impair as between the Company and the holder of this Note, the obligation of the Company, which is absolute and unconditional, to pay to the holder the principal of and interest on this Note as and when the same shall become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the holder and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein prevent any holder from exercising all remedies otherwise permitted by applicable law upon default under this Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect of cash, property, or securities of the Company received upon the exercise of any such remedy.

         6.6 Definition of Senior Indebtedness. "Senior Indebtedness" shall mean
         (a) the principal of and premium, if any, and interest on indebtedness or any other obligation of the Company, outstanding on the date of execution of this Note (i) for money borrowed by the Company or representing purchase money indebtedness of the Company or evidenced by debentures, notes or other corporate debt securities or similar instruments issued by the Company, or (ii) under any written contract or commitment for the leasing, purchase or other acquisition, possession or use of equipment or facilities related to the operations of the Company or any of its subsidiaries, or (iii) constituting a guarantee of indebtedness of an obligation of others of the types referred to in the preceding clauses (i) and (ii), or (iv) constituting a renewal, extension or refunding of any of the indebtedness or obligations referred to in the preceding clauses (i), (ii) and (iii) unless, in each case, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or other obligation or such renewal, extension or refunding thereof is not superior in right of payment to the Note; and (b) any indebtedness or other obligation of the Company of any of the types referred to in the preceding clause (a) created, incurred or assumed on or after the date of execution of this Note which, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, is superior in right of payment to this Note.

7.       Persons Deemed Owners.

         The registered holder of this Note shall be treated as the owner of it for all purposes.

8.       Successor Corporation.

         When a successor corporation assumes all the obligations of its predecessor under this Note, the predecessor corporation will be released from those obligations.

9.1      Events of Default.

                  An "Event of Default" occurs if:

                  (1) the Company defaults in the payment of interest on this Note when the same becomes due and payable and the default continues for a period of 30 days (whether or not such payment was prohibited by Section 6 hereof);

                  (2) the Company defaults in the payment of the principal of this Note when the same becomes due and payable at maturity or otherwise (whether or not such payment was prohibited by Section 6 hereof);

                  (3) the Company fails to comply with any of its other agreements contained in this Note and such default continues for the period and after the notice specified below;

                  (4) the Company pursuant to or within the meaning of any Bankruptcy Law:

                           (a)      commences a voluntary case or proceeding,

                           (b) consents to the entry of an order for relief against it in an involuntary case or proceeding,

                           (c) consents to the appointment of a custodian of it or for all or substantially all of its property, or

                           (d) makes a general assignment for the benefit of its creditors; or

                  (5) a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

                           (a) is for relief against the Company in an involuntary case or proceeding;

                           (b) appoints a custodian of the Company for all or substantially all of its properties, or

                           (c)      orders the liquidation of the Company,

         and in each case the order or decree remains unstayed and in effect for 90 consecutive days.

                  The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                  A Default under clause (3) is not an Event of Default until the holder notifies the Company of the Default and the Company does not cure the Default within 30 days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." When a Default is cured, it ceases.

         9.2      Acceleration.

                  If an Event of Default (other than an Event of Default specified in Section 9.1 (4) or (5)) occurs and is continuing, the holder may, by notice to the Company, declare all unpaid principal of and accrued interest to the date of acceleration on this Note then outstanding (if not then due and payable) due and payable and the same shall become and be immediately due and payable. If an Event of Default specified in 9.1 (4) or (5) occurs, all unpaid principal of and accrued interest on this Note then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the holder. Upon payment of such principal amount and interest, all of the Company's obligations under this Note shall terminate. The holder by notice to the Company may rescind an acceleration and its consequences if (i) all existing Events of Default, other than the non-payment of the principal of the Notes which has become due solely by such declaration of acceleration, have been cured or waived, (ii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, and
         (iii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.

         9.3      Other Remedies.

                  If an Event of Default occurs and is continuing, the holder may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Note or to enforce the performance of any provision of the Note.

                  A delay or omission by the holder in exercising any right or remedy shall not constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

                  Except as otherwise expressly provided herein, the Company hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note, and agrees to pay (if permitted by law) all expenses incurred in collection, including the holder's actual attorneys' fees.

10.      No Recourse Against Others.

         A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under this Note or for any claim based on, in respect of or by reason of, such obligations or their creation. The holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

11.      Abbreviations.

         Customary abbreviations may be used in the name of a holder or assignee, such as: TEN COM ( = tenants in common), TEN ENT ( = tenants by the entireties), JT TEN ( = joint tenants with right of survivorship and not as tenants in common), CUST ( = Custodian), and U/G/M/A ( = Uniform Gifts to Minors
Act).

12.       Governing Law.

         This Note shall be deemed to be a contract made under the laws of the State of Minnesota's, and for all purposes shall be construed in accordance with the laws of the State of Minnesota.